Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

AMPAL-AMERICAN ISRAEL CORPORATION JOINS RUSSELL 2000 INDEX IN THE US AS WELL AS THE TEL AVIV 75 INDEX AT THE TEL AVIV STOCK EXCHANGE

Tel Aviv, Israel – July 2, 2007 - Ampal-American Israel Corporation - (NASDAQ: AMPL") announced today that it was added to the broad-market Russell 3000(R) Index and Rusell 2000(R) Index when Russell Investment Group reconstituted its comprehensive set of U.S. and global equity indexes on June 22, 2007. The official membership list is posted on www.russell.com.

Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000 Index or small-cap Russell 2000(R) Index. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

The Russell 3000 serves as the U.S. component to the Russell Global Index, which Russell launched earlier this year to offer investors a comprehensive set of equity benchmarks that cover world-wide investing opportunities.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies.

Annual reconstitution of Russell’s U.S. indexes captures the largest U.S. stocks as of the end of May, ranking them by total market capitalization. The largest 1,000 companies in this ranking are eligible for the Russell 1000 and the next 2,000 companies comprise the Russell 2000.

Ampal furthered announced that as of July 1, 2007 it was added to the Tel Aviv 75 and Tel Aviv 100 Indexes of the Tel Aviv Stock Exchange. The Tel Aviv 100 Index includes the 100 largest companies on the Tel Aviv Stock Exchange based on market capitalization. The Tel Aviv 75 Index includes the 75 largest companies on the Tel Aviv stock Exchange based on market capitalization (after the first 25 companies). Both the

Tel Aviv 100 and Tel Aviv 75 indexes have minimum public holdings and trading volume requirements and are updated twice a year.

"Ampal is pleased to be added to the prestigious Russell 3000 and Russell 2000 indexes as well as to the leading Tel Aviv 100 and Tel Aviv 75 Indexes" stated Yosef A. Maiman, the Chairman, President and CEO of Ampal. Mr. Maiman further stated that "I believe Ampal inclusion will further enhance our visibility in the investment community both in the US and in Israel and is a reflection of the progress Ampal has made over the last few years in executing our strategy of investments."

About Ampal

Ampal and its subsidiaries primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Ampal has diversified interests in the following sectors: Energy, Real Estate and others. For more information about Ampal please visit our web site at www.ampal.com.

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements